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                                                                    Exhibit 99.3

                                AMENDMENT NO. 1
                             TO PURCHASE AGREEMENT
                             AND DISCLOSURE LETTER

     AMENDMENT NO. 1, dated June 8, 2000, to the Purchase Agreement dated March 29, 2000, (the "Agreement") and the Disclosure Letter dated March 29, 2000 (the "Disclosure Letter"), each among Chemical Waste Management Inc., Rust International, Inc., CNS Holdings, Inc. (together, the "Sellers") and GTS Duratek, Inc. (the "Purchaser"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Agreement.

     WHEREAS, the Sellers and the Purchaser desire to amend the Agreement and the Disclosure Letter as set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment No. 1, the parties hereto agree as follows:

     1. Section 4.8(b) of the Agreement is amended to add the following at the end thereof:

        The Purchaser shall post replacement bonds for each of the Bonds set forth in Section 4.8 of the Disclosure Letter (other than the three that are designated "BID" and the one that is designated "AWARD" in the column headed "Bond Number" on Annex 4.8 to the Disclosure Letter) on or prior to the Closing Date (each, a "Replacement Bond"). At the Closing, the Purchaser shall deliver (i) a fully executed copy of each Replacement Bond (which Replacement Bond shall state prominently on its face the Bond which it is replacing) and (ii) a copy of the transmittal letter for each Replacement Bond addressed to the entity for which the Replacement Bond is being posted requesting that such entity release and return the Bond which is being replaced.

     2. The first sentence of Section 4.8(c) of the Agreement is amended to read in its entirety as follows:

        (c) If any Seller or any Non-Company Affiliate shall not have been completely and unconditionally released with respect to any Bond or
     Guaranty (any such Bonds or Guarantees being referred to as "Outstanding") on or prior to Closing, then, so long as Purchaser has complied with its obligations under Section 4.8(b), the Closing shall nevertheless occur and Purchaser shall (i) (A) with respect to the Outstanding Bonds identified in
                          -
     Section 4.8 of the Disclosure Letter for which Replacement Bonds have not been delivered in accordance with Section 4.8(b), deliver to the Sellers or to one or more Non-Company Affiliates designated by the Sellers, at the Closing, an irrevocable,
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     standby letter of credit (the "Standby LoC") from a bank or other financial institution reasonably satisfactory to the Sellers (the "Issuer"), in an amount equal to the aggregate face amount of such Outstanding Bonds, and
     (B) with respect to the Outstanding Guarantees identified in Section 4.8 of
      -
     the Disclosure Letter, take the actions specified in Section 4.8(d), (e),
     (f) and (g), and (ii) indemnify and hold harmless each Seller and each Non-Company Affiliate that is party to, or has furnished security in connection with, any Outstanding Bond or Guaranty from any and all losses, claims, liability or damage (including reasonable attorneys' fees and other costs and expenses) in respect of any such Outstanding Bonds or Guaranties, including, without limitation, interest on any un-reimbursed payment made by such Seller or Non-Company Affiliate at the prime rate posted from time to time by the Chase, N.A. plus two percent (2%) per annum from the date of payment until the date reimbursed, except that the Purchaser shall not be required to indemnify or hold harmless any Seller or Non-Company Affiliate to the extent that the losses, claims, liability or damage arise from events or conditions that entitle any Purchaser Indemnitee to indemnification pursuant to Section 7.2 hereof, taking into consideration the deductible and the maximum limitation, as applicable, in Section 7.2.1(c).

     3. Section 4.8(d) of the Agreement is amended to add the following at the end of clause (i) thereof:

        Without limiting the foregoing, the Purchaser will, at such time as the Purchaser and Waste Management Inc. ("WMI") shall mutually agree, but in any event no later than twelve months after the Closing Date, deliver to the State of South of Carolina Budget and Control Board and the Department of Health and Environmental Control of the State of South Carolina (collectively, the "South Carolina Agencies") a written guaranty by the Purchaser containing the same terms as the Corporate Guarantee of Responsibility for Chem-Nuclear at Barnwell delivered by Waste Management Inc. in 1982 and referred to in Section 4.8 of the Disclosure Letter (the "Barnwell Guaranty").

     4. The following clauses (e) and (f) are added to Section 4.8 of the
Agreement:

        (e) Until the Guarantee Release is obtained for the Barnwell Guaranty, the Purchaser will

        (i) continue in effect the American Nuclear Insurance $100 million facility liability coverage with respect to the Barnwell Facility with substantially the same deductible, coverage and exclusions as are in effect immediately prior to the Closing, with WMI and its affiliates as additional insureds;

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        (ii)  maintain in effect with AIG additional property insurance with respect to the Barnwell Facility covering claims for on-site and off-site clean-up of pre-existing and new conditions, claims of third parties for on-site and off-site bodily injury and property damage and legal defense of any such claims with coverage limits of $120 million per incident and $120 million aggregate and containing the terms and conditions set forth in Annex 4.8(e) to the Disclosure Letter, provided that the Purchaser will pay $1,136,628 of the total policy premium/placement fee/tax associated with such policy and WMI will pay $866,272 of the total policy premium/placement fee/tax associated with such policy;

        (iii) twelve months after the Closing Date furnish to WMI and thereafter maintain in effect an irrevocable standby letter of credit or an irrevocable surety bond from a bank or other financial institution reasonably acceptable to WMI in the amount of $5 million, which letter of credit or surety bond may be drawn by WMI or any of its affiliates by delivering a certificate to the effect that (X) a claim has been asserted
                                                  -
     under the Barnwell Guaranty or (Y) the Purchaser has not notified WMI at
                                     -
     least 30 days prior to any scheduled renewal date that such letter of credit or surety bond has been renewed; and

        (iv) eighteen months after the Closing Date, furnish to WMI and maintain in effect an additional letter of credit or surety bond in the amount of $5 million and otherwise meeting the requirements of clause
     (iii);

     provided that in lieu of the requirements of the preceding clauses (iii)
     --------
     and (iv), the Purchaser may at its election furnish to WMI and maintain in effect an insurance policy issued by an insurance company reasonably acceptable to WMI insuring WMI and its affiliates against all claims under the Barnwell Guaranty, with coverage limits of $25 million per occurrence and $25 million aggregate, with a deductible of no more than $1 million and no exclusions other than those to which WMI shall have reasonably consented in writing. Any insurance policy maintained pursuant to the preceding clauses (i) or (ii) or proviso shall provide that WMI shall receive 30 days' advance notice of any material change, cancellation, expiration or non-renewal of coverage and that, except as provided in clause (ii), WMI and its affiliates shall not have any obligation to pay any premiums or assessments thereunder but shall be entitled to pay premiums or assessments not timely paid by the Purchaser in which event the Purchaser shall promptly reimburse WMI or such affiliate the amount of such payment together with interest thereon at the prime rate announced from time to time by Chase, N.A. plus two percent (2%) per annum from the date such payment is made to the date of reimbursement by the Purchaser. Any such insurance shall provide primary coverage to WMI and its affiliates. None of the State of South Carolina or the Budget and Control Board or Department of Health and Environmental

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     Control of the State of South Carolina will be a named insured or additional insured under any insurance policy maintained pursuant to the preceding clauses (i) or (ii) or proviso. The Purchaser shall make available to WMI within 90 days after the Closing Date and at least annually thereafter with copies of the policies of insurance referred to above.

        (f)  Until the Guarantee Release is obtained for the Barnwell Guaranty,

        (i) the Purchaser shall and shall cause Chem-Nuclear to (A) maintain all of the property and equipment used at the Barnwell Facility in good repair and working order, ordinary wear and tear excepted, and make all necessary repairs and replacements or improvements necessary to conform to good industry practice; (B) obtain and maintain in full force and effect all material licenses, permits and other governmental authorizations required for the operation of the Barnwell Facility; (C) comply in all material respects with all applicable laws (including without limitation all Environmental Laws), statutes, rules, regulations, judgments, orders, decrees, licenses, permits (including without limitation all Environmental Permits), concessions, franchises, leases or other agreements, authorizations or approvals to which the Barnwell Facility or the operation of the Barnwell Facility is subject, maintain procedures (including without limitation procedures regarding inspection and approval of waste accepted for disposal at the Barnwell Facility, recordkeeping, inspection of trenches and caps and monitoring of Releases) to ensure such compliance that are consistent with good industry practice and promptly cure any instance of material non-compliance; and (D) if Chem-Nuclear shall propose to enter into or amend, modify, supplement or seek a waiver under any permit, license or other governmental authorization relating to the Barnwell Facility or the operation of the Barnwell Facility or any agreement with the State of South Carolina or the South Carolina Agencies (collectively, the "State"), in a manner that changes the types of waste that are permitted to be disposed of at the Barnwell Facility or that could reasonably be expected to either increase the likelihood that a claim would be made against WMI or its affiliates under the Barnwell Guaranty or to increase the potential liability of WMI or its affiliates in the event of such a claim under the Barnwell Guaranty, notify the Monitor (as defined below) of such proposed permit, license, governmental authorization, agreement, amendment, modification, supplement or waiver and provide the Monitor with reasonable access to all communications, reports, and other information related to such proposed permit, license, governmental authorization, agreement, amendment, modification, supplement or waiver consistent with the access provided to the Monitor pursuant to Section 4(f)(ii) below.

        (ii) WMI shall be entitled to designate an environmental consulting firm or person (the "Monitor"), to monitor and audit, at WMI's expense, the

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     operations at the Barnwell Facility and the Purchaser's compliance with the requirements of this Agreement and with good industry practice. WMI shall promptly forward to the Purchaser copies of any written report by the Monitor. The Purchaser shall ensure that the Monitor is provided reasonable access to Barnwell and to Purchaser and Chem-Nuclear personnel, agents, advisors, customers and relevant books and records at such times as the Monitor may reasonably require. The Purchaser shall ensure that the Monitor is provided reasonable access to (A) copies of each audit of the operations at the Barnwell Facility by any regulator, insurer, customer or customer organization or other person and (B) copies of any notice, order, request for information, communication or report received by the Purchaser or any of its affiliates in connection with any alleged Release or any alleged violation of applicable law (including without limitation Environmental Law), statute, rule, regulation, judgment, order, decree, license, permit (including without limitation any Environmental Permit), concession, franchise, lease or other agreement, authorization or approval to which the Barnwell Facility or the operations at the Barnwell are subject. The Monitor shall not be entitled to conduct tests of the soil, surface or subsurface waters, and air quality at, in on, beneath or about the Barnwell Facility or the related real property, or any other real property operated by the Purchaser or its affiliates without the prior written consent of the Purchaser. WMI shall, and shall cause the Monitor to, cooperate with Purchaser to preserve the confidentiality of the information made available to the Monitor pursuant hereto and to avoid the waiver of any applicable privileges against disclosure with respect thereto, provided that the foregoing will not prohibit either WMI or the Purchaser from disclosing such information to the State.

        (iii) The Purchaser shall implement at its expense any and all investigation, remediation, removal and response actions which are necessary to maintain in effect the insurance called for by Section 4.8(e).

        (iv) In the event that (a) the State asserts or threatens to assert a claim under the Barnwell Guaranty and there is no Alternative Source (as defined below) to address the matter that is the subject of such claim or
     (b) any insurer providing insurance called for by Section 4.8(e) has given notice of termination of such insurance due to the failure of the Purchaser or its affiliates to appropriately respond to any finding or recommendation made by such insurer with respect to the Barnwell Facility, then Purchaser and its affiliates shall, if the State approves, permit WMI or its designees to have access to the Barnwell Facility and to undertake, under the control of WMI or such designee and at Purchaser's expense, such investigation, testing, clean-up, remediation or response as WMI or such designee, with the consent of the State, deems reasonably necessary or appropriate. The Purchaser shall not be required to pay the expense of WMI or its designee pursuant to the previous sentence to the extent that the expense arises

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     from events or conditions that entitle any Purchaser Indemnitee to indemnification pursuant to Section 7.2 hereof, taking into consideration the deductible and the maximum limitation, as applicable, in Section 7.2.1(c). "Alternative Source" means, with respect to any matter that is the subject of a claim or threatened claim under the Barnwell Guaranty, any of the following: (v) the letters of credit or bonds referred to in Section 4.8(e) (iii) and (iv) above are in amounts sufficient to pay the costs of addressing such matter and Purchaser is diligently addressing such matter to the satisfaction of the State; (w) Purchaser has sufficient financial and other resources to address such matter and does diligently address such matter to the satisfaction of the State; (x) any insurer which has issued an insurance policy with sufficient coverage available to pay the costs of addressing such matter has confirmed that such matter is covered by such insurance and Purchaser (or such insurer) is diligently addressing such matter to the satisfaction of the State; (y) the State has confirmed that the costs of addressing such matter will be paid out of the closure or long-term care funds maintained for the Barnwell Facility and not pursuant to the Barnwell Guaranty; or (z) the State has confirmed that it will not seek to recover such costs under the Barnwell Guaranty.

        (g) All surety bonds and letters of credit identified in Section 4.8 of the Disclosure Letter must be replaced at Closing in accordance with
     Section 4.8(b), provided that any such other bonds or letters of credit not so released in accordance with 4.8(b) may be satisfied in accordance with
     Section 4.8(c). Notwithstanding the foregoing, (i) no additional action need be taken at Closing if the Guaranty Release for the Guarantee of Lease (Lakewood Office) or the Guarantee to the Illinois Department of Safety have not been obtained, provided that until the Guarantee Release for the Guarantee to the Illinois Department of Safety is obtained, the Purchaser and its affiliates will not perform any significant increase in the work under the related contract, (ii) no additional action need be taken at or after the Closing with respect to the Guaranty Release for the North Carolina Project Guarantee and (iii) no action need be taken at or after the closing with respect to the three bonds that are designated "BID" and the one that is designated "AWARD" in the column headed "Bond Number" on Annex 4.8 to the Disclosure Letter.

     5. Section 8.4(a) of the Agreement is amended by changing the date in clause (ii) thereof to noon, Eastern time, on June 9, 2000.

     6. Section 8.18 of the Agreement is amended to add the following at the end thereof:

        In addition to any other remedies which the Sellers or Waste Management Inc. may have at law or in equity, the Purchaser hereby acknowledges that the harm to the Sellers and WMI resulting from breaches by the Purchaser of its

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     obligations under the last sentence of Section 4.8(d)(i) and under Section
     4.8(e) cannot be adequately compensated by damages. Accordingly, the Purchaser agrees that the Sellers and WMI shall have the right to have such obligations specifically performed by the Purchaser and the Sellers and WMI shall have the right to obtain an order or decree of such specific performance in the courts referred to in Section 8.14 hereof.

     7. Section 1.3(a) of the Disclosure Letter is amended to add the following paragraph (f):

        (f) Deferred income taxes.

     8. The following is added to Section 4.8 of the Disclosure Letter under Chem-Nuclear Guaranties: North Carolina Project/CWM/LSR # 08142. Annex 4.8(e) to this Amendment No. 1 is added as Annex 4.8(e) to the Disclosure Letter.

     9. To the extent permissible under WMI's master services agreements for geosynthetic liners, WMI will provide the Purchaser their most advantageous prices available under such agreements for such product for use in performing the Oak Ridge Contract. Nothing herein shall obligate WMI to provide such pricing if not allowable under such master services agreements.

    10. The Purchaser and the Sellers agree that the adjustments to the Initial Chem-Nuclear Purchase Price and the Initial Federal Services Purchase Price based on the Chem-Nuclear Estimated Adjusted Closing Stockholders Equity and the Federal Services Estimated Adjusted Closing Stockholders Equity, as contemplated by Sections 1.2(c)(i) and 1.2(c)(ii), respectively, shall each be $0, and that the Initial Purchase Price to be delivered at Closing shall be $65.0 million, of which $10.0 million shall be deposited into an escrow account with the Escrow Agent.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                              CHEMICAL WASTE MANAGEMENT INC.


                              By: /S/ Brian J. Blankfield
                                  --------------------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              CNS HOLDINGS, INC.


                              By: /S/ Brian J. Blankfield
                                  --------------------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              RUST INTERNATIONAL, INC.


                              By: /S/ Brian J. Blankfield
                                  --------------------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              GTS DURATEK, INC.


                              By: /S/ Robert F. Shawver
                                  --------------------------------
                              Name:  Robert F. Shawver
                              Title: Executive Vice President and Chief
                                     Financial Officer

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